CERTIFICATION




Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Solpower Corporation (the "Company") hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  February 14, 2006                By: /s/ Robert Kohn
                                            ---------------------
                                            Robert Kohn
                                            Chief Executive Officer, Principal
                                            Accounting Officer